

<ARTICLE>                  5
<LEGEND>
This schedule contains summary financial information extracted from Consolidated
Balance  Sheets as of  September  30, 1999 and the  Consolidated  Statements  of
Operations  for the nine months  ended  September  30, 1999 as  qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER>                                        1,000

<PERIOD-TYPE>                                  3-MOS
<FISCAL-YEAR-END>                              DEC-31-1998
<PERIOD-END>                                   SEP-30-1999
<CASH>                                             33,625
<SECURITIES>                                            0
<RECEIVABLES>                                     134,264
<ALLOWANCES>                                            0
<INVENTORY>                                             0
<CURRENT-ASSETS>                                  280,295 <F1>
<PP&E>                                             27,017
<DEPRECIATION>                                     17,177
<TOTAL-ASSETS>                                    293,839 <F2>
<CURRENT-LIABILITIES>                             207,132
<BONDS>                                            72,382
<PREFERRED-MANDATORY>                                 100
<PREFERRED>                                             0
<COMMON>                                            5,743
<OTHER-SE>                                              0
<TOTAL-LIABILITY-AND-EQUITY>                      293,839 <F3>
<SALES>                                                 0
<TOTAL-REVENUES>                                  776,233
<CGS>                                                   0
<TOTAL-COSTS>                                    (737,729)
<OTHER-EXPENSES>                                     (984)
<LOSS-PROVISION>                                        0
<INTEREST-EXPENSE>                                 (5,424)
<INCOME-PRETAX>                                    12,227 <F4>
<INCOME-TAX>                                         (500)
<INCOME-CONTINUING>                                11,727
<DISCONTINUED>                                   (100,005)
<EXTRAORDINARY>                                         0
<CHANGES>                                               0
<NET-INCOME>                                      (88,278)
<EPS-BASIC>                                      (16.65)
<EPS-DILUTED>                                      (16.65)

<F1>    Includes Equity in Construction Joint Ventures of $74,264, Unbilled Work
        of $17,760, Net Current Assets of Discontinued Operations of $14,206, and Other Short-Term Assets of $6,176, not currently reflected in this tag list.

<F2>    Includes Other Long-Term  Assets of $3,704,  not currently  reflected in this tag list.

<F3>    Includes  Deferred  Income  Taxes  and  Other  Liabilities  of  $17,485,
        Redeemable Series B Preferred Stock of $36,613, Stock Purchase Warrants of $2,233, Paid-In Surplus of $45,184, Retained Deficit of $(91,920), ESOT Related Obligations of $(120), and Treasury Stock of $(993).

<F4>    Includes  General,  Administrative  and Selling  Expenses of $19,869 not
        currently refelected on this tag list.

